L3 communications
ESSCO

48 Old Powder Mill Road, Concord, MA 01742-4697
Tel. (978) 369-7200 FAX (978) 369-7641

PURCHASE ORDER

10-25-06 1

03-29-06 017902F 0

RANOR, INC
P.O. BOX 847291
BOSTON MA 02284-7291

L-3 COMMUNICATIONS / ESSCO
OLD POWDER MILL ROAD
CONCORD MA 01742

PREPAID .00 % 0 NET 30

BEST WAY ORIGIN'

042-281-486

TERMS AND CONDITIONS PRINTED ON TH BACK OF THIS ORDER APPLY IN THEI ENTIRETY.

RQ-14 ERN 107 & 108

0001	REQUISITION NBR:137605 10-30-06 10-30-06	ENGINEERING SERVICES REQUESTED BY: MKS EA 01-0030-0055 359838 14,560 14,560	J7071-C01-201	Y	N	1.0000	14,560.00
		***THIS ORDER IS A DO-AT PRIORITY RATED CONTRACT ****PER DPS REG 1 AND/OR DMS REG 1 IN COMPLIANCE ***WITH FEDERAL DPAS REGUALTIONS*.					
0002	REQUISITION NBR:137605 10-30-06 10-30-06	NODE PROCESSING REQUESTED BY: MKS ST 01-0030-0055 359838 2 2	J7071-C01-201	Y	N	45043.0000	90,086.00
0003	REQUISITION NBR:137605 10-30-06 10-30-06	LONG/SHORT TRUSS - REQUESTED BY: MKS ST 01-0030-0055 359838 2 2	J7071-C01-201	Y	N	69754.0000	139,508.00

PLEASE SIGN THE ATTACHED ACKNOWLEDGEMENT AND RETURN IMMEDIATELY.

ORIGINAL PURCHASE ORDER

L3 communications
ESSCO
48 Old Powder Mill Road, Concord, MA 01742-4697
Tel. (978) 369-7200 FAX (978) 369-7641

PURCHASE ORDER

10-25-06 2

03-29-06 017902F 0

PREPAID .00 % 0 NET 30

BEST WAY ORIGIN'

042-281-486

TERMS AND CONDITIONS PRINTED ON TH BACK OF THIS ORDER APPLY IN THEI ENTIRETY.

RANOR, INC
P.O. BOX 847291
BOSTON MA 02284-7291

L-3 COMMUNICATIONS / ESSCO
OLD POWDER MILL ROAD
CONCORD MA 01742

RQ-14 ERN 107 & 108

ORDER TOTAL $44,154.00

3. ESSCO/BEST QUALITY SYSTEM

33. CERTIFICATE OF COMPLIANCE.

"NO CHANGES TO THIS PURCHASE ORDER ARE ALLOWED WITHOUT WRITTEN AUTHORIZATION OF L-3 ESSCO'S PURCHASING DEPARTMENT & BUYER WHOSE NAME APPEARS ON THE FACE OF THIS ORDER".

BUYER: DICK JUEL

APPROVAL

PLEASE SIGN THE ATTACHED ACKNOWLEDGEMENT AND RETURN IMMEDIATELY.

ORIGINAL PURCHASE ORDER

communications

ESSCO

STANDARD PURCHASE ORDER TERMS AND CONDITIONS

1. ACCEPTANCE. THIS ORDER CONSTITUTES BUYER'S OFFER TO [illegible] AND SHALL BECOME A BINDING CONTRACT UPON THE TERMS AND CONDITIONS SET FORTH HEREIN UPON ACCEPTANCE EITHER BY ACKNOWLEDGEMENT BY SELLER OR COMMENCEMENT OF PERFORMANCE. IN THE EVENT THAT THIS ORDER DOES NOT STATE PRICE OR DELIVERY, BUYER WILL NOT BE BOUND TO ANY PRICES OR DELIVERY TO WHICH IT HAS NOT SPECIFICALLY AGREED IN WRITING. ANY TERMS OR CONDITIONS PROPOSED BY SELLER [illegible] WITH OR IN ADDITION TO THE TERMS AND CONDITIONS OF PURCHASE HEREIN CONTAINED SHALL BE VOID AND OF NO EFFECT UNLESS SPECIFICALLY AGREED TO BY BUYER. MODIFICATIONS HEREOF OR ADDITIONS THERETO, TO BE EFFECTIVE MUST BE MADE IN WRITING [illegible]. THESE TERMS AND CONDITIONS, TOGETHER WITH SUCH MODIFICATIONS AND WITH SUCH DATA [illegible] DELIVERY AS ARE ACCEPTED IN WRITING BY BUYER, CONSTITUTE THE ENTIRE AGREEMENT BETWEEN THE PARTIES.

2. PACKING AND SHIPMENT: Deliveries shall be made as specified, without charge for boxing, crating, carting or storage unless otherwise specified, and material shall be suitably packed to secure lowest transportation costs and in accordance with the requirements of common carriers. Buyer's order numbers and symbols must be plainly marked on all invoices, packages, bills of lading and shipping orders. Packing list shall accompany with a description of material. Buyer's count or weight shall be final and conclusive of shipments [illegible] Buyer's Traffic Department [illegible]. [illegible] against damage [illegible] of transportation. [illegible] to the attention of Buyer's Accounting Department [illegible] after each shipment.

3. WARRANTIES: Seller warrants that all goods covered by this order will conform to all applicable specifications, drawings, samples or other descriptions, and will be merchantable of good material and workmanship and free from defects, latent or otherwise. Seller further warrants that all goods covered by this order, which are the products of the Seller or are in accordance with Seller's specifications will be fit and sufficient for the purpose intended, whether expressed or reasonably implied. These warranties shall be construed as conditions as well as warranties of Seller, express or implied, and shall survive delivery, inspection, acceptance, use and payment. Buyer's approval of designs or specifications furnished by Seller shall not relieve Seller of its obligations under said warranties. Seller agrees to indemnify and hold Buyer harmless from any costs, losses, damages, or expense whatsoever, including attorney's fees, incurred as a result of Seller's breach of any such warranties. Without limitation of any other rights or remedies of Buyer, goods which are not as warranted may be returned at Seller's expense at Buyer's option. Seller agrees to pay Buyer's cost of [illegible] non-conforming goods, and of remaining defective goods provided that Buyer gives reasonable notice to Seller. All warranties of Seller shall run to Buyer, and its customers, and users of its products and their respective successors and assigns.

4. INSPECTION: All goods called for hereunder or portions thereof shall be subject to inspection and test by the Buyer, prior to, [illegible] or for Government use, by the Government at any time during manufacture thereof, and in any event prior to acceptance. If any inspection or test is made at Seller's plant, Seller shall provide reasonable facilities and assistance for the safety and convenience of inspection personnel. Any goods rejected as not conforming to this purchase order may, at the Buyer's option, be returned to Seller, or held, or the deficiencies corrected by the Buyer, at the Seller's expense and risk. The Seller shall reimburse the Buyer in full for all goods returned and for all deficiencies corrected by the Buyer.

5. DELIVERY: Time is and shall remain the essence of this order and no acts of Buyer, including without limitation acceptance of this order or acceptance of late deliveries, shall constitute waiver of this provision. All goods delivered or shipped at a time other than the time specified, in quantities other than the quantities ordered, or otherwise contrary to instructions, may at any time be returned in whole or in part by the Buyer and returned to the Seller at the Seller's expense and risk. The Seller shall reimburse the Buyer in full for all goods returned by the Buyer.

6. STATEMENT OF ACCOUNT: A statement of account must be sent to Buyer's Accounting Department as soon as possible after the first of each month. Delays in receiving statement, or invoice, shall [illegible] on statement will be considered just cause for withholding settlement without losing discount privileges.

7. SPECIAL TOOLS:

(a) Unless otherwise herein agreed, special dies, tools and patterns used in the manufacture of the articles herein ordered shall be furnished by and at the expense of Seller, shall be kept in good condition and, when necessary, shall be replaced by Seller without expense to Buyer.

(b) Upon agreement of the parties Buyer may at any time reimburse Seller for the cost of the whole or any part of said special dies, tools and patterns and replacements, and thereupon the same shall be entitled to the possession of same.

(c) If the price stated on the face hereof includes separately the cost of any dies, tools and/or patterns required by Seller for the purpose of filling this order, such dies, tools and/or patterns shall become the property of Buyer and Seller shall, to the extent feasible, identify said property as Buyer directs. When this order has been completed, such tools shall be disposed of as Buyer may direct.

8. BUYER'S PROPERTY: All specifications, drawings, tools, jigs, dies, fixtures, materials and other items which are supplied by the Buyer or which are to be furnished by Seller as an item or items on this order shall be confidential. They shall be and remain the property of Buyer and Buyer shall have the right to enter Seller's premises and remove them at any time without being guilty of trespass or liable to Seller for damages of any sort. All such items shall be used only in the performance of work under this order unless Buyer consents otherwise in writing. Seller shall prominently mark all such items as the property of Buyer. Seller shall similarly list all such items on [illegible], and shall be responsible for them as an insurer until delivered to Buyer. Seller shall not dispose of any such items without Buyer's written consent. Seller shall assume and indemnify Buyer against any and all liability for damage to property or injury to or death of persons arising from or incidental to the presence or use of such items, whether caused by defects therein, negligence in the use thereof, or otherwise.

The provisions of this Article shall survive [illegible] payment, and remain in full force until all said items are delivered to Buyer or otherwise disposed of with Buyer's written consent. Seller must return Buyer's property upon request and in the same condition as originally received by the Seller, reasonable wear and tear excepted.

9. INSURANCE: Seller agrees that it will when requested by Buyer to procure a policy or policies of insurance in form satisfactory to the Buyer, covering all property on Seller's premises owned by Buyer against loss or damage resulting from fire (including extended coverage), malicious mischief and vandalism. Satisfactory evidence of procurement of such insurance shall be submitted to Buyer within a reasonable period of time after such request by Buyer.

10. CHANGES: Buyer may at any time, and from time to time, make changes, within the general scope of this order, in the work to be performed or the supplies to be furnished by Seller hereunder. If any such changes cause an increase or decrease in the cost of, or time required for, performance of this order, an equitable adjustment in the price or delivery schedule, or both, shall be negotiated and the order shall be modified in writing accordingly. Any claim for adjustment under this clause must be asserted within 30 days from the date of receipt by Seller of notification of change. However, nothing in this clause shall excuse Seller from proceeding with the order as changed. Changes shall only take full force and effect if approved in writing by Buyer's authorized agent.

11. ADVERTISING: Seller shall not without first obtaining the written consent of Buyer in any manner advertise or publish the fact that Seller has furnished or contracted to furnish to Buyer the articles herein mentioned. This order is confidential and the Seller shall not disclose the details hereof to any third party except as required in the performance hereof.

12. PATENT INDEMNITY: The Seller shall indemnify, defend and hold harmless the Buyer from all expenses, liability and losses of any kind, costs and expenses (including attorney's fees) arising from any and all claims, suits or actions based upon any actual or alleged infringement by the Seller of any third patent, trademark, copyright or any other proprietary right. The Seller hereby expressly warrants that the goods are in fact free from any such infringement which might give rise to claims against which Seller has agreed to indemnify, defend and hold harmless the Buyer as described.

13. DATA: Seller shall not use or disclose any data, designs, specifications or other information (written or oral) belonging to or supplied by or on behalf of Buyer ("Data") except in the performance of this or other particular Buyer and shall treat the same as strictly confidential. All such Data and any copies thereof shall be returned to Buyer upon completion of this order or earlier as Buyer may request. Where payment is made for experimental, developmental or research work, as such, to be performed in accordance with special requirements of the Buyer, Seller [illegible] to Buyer each invention resulting therefrom. This contract shall not be construed as granting to the Seller any license or other right in or to any of the Buyer's proprietary rights. The Seller shall not seek to obtain legal protection for any of the Buyer's proprietary rights including without limitation, patents, design patents, copyrights and trademark protection.

14. TERMINATION:

(a) Without Cause – Buyer may terminate, for its convenience and without prejudice to obligations, all or any part of this order at any time by written notice effective when received by Seller. Upon such termination, any claims of Seller shall be settled on the basis of reasonable costs incurred in performance of the order and generally in accordance with the principles contained in Federal Acquisition Regulation (FAR) 52.249-2 [illegible] in effect as of the date of this order, except that Seller must submit any claim for equitable adjustment or termination settlement, cover to Buyer within forty-five (45) days after the effective date of termination, or such claim shall be conclusively and unconditionally waived.

(b) With Cause – Buyer, in addition to its other rights and remedies, reserves the right to cancel without liability all or any part of this order by written notice to Seller, effective upon receipt, in the event Seller defaults in the performance of any of its obligations in any material respect, or if Seller becomes insolvent, or makes [illegible] action, or the appointment of a receiver or trustee, which petition or appointment is not vacated within thirty (30) days from the date thereof, or makes an assignment for the benefit of creditors.

15. (a) Assignment and Subcontracting. The Seller shall not assign or subcontract this order or any part hereof or any payment due or to become due hereunder without the prior written consent of the Buyer and any such attempted assignment shall be null and void. Assigned accounts shall be subject to setoff, recoupment or other claims of Buyer against Seller.

(b) Subcontracts. Seller agrees that no subcontract placed under this order shall provide for any payment [illegible] percentage of cost basis.

16. TITLE: Title to and risk of loss for goods purchased hereunder [illegible] to this purchase order shall pass to the Buyer upon receipt by Buyer at Buyer's premises, irrespective of the method by which Seller ships the goods. Title to and risk of loss for non-conforming goods shall remain with Seller until final acceptance by Buyer.

17. APPLICABLE LAWS:

(a) This order shall be construed and enforced in accordance with the laws of the Commonwealth of Massachusetts. Seller acknowledges and agrees that under all the circumstances relating to this agreement there are contacts with the Commonwealth of Massachusetts sufficient for the Commonwealth and Federal courts of Massachusetts to exercise personal jurisdiction over the Seller and to interpret and enforce this agreement.

(b) Seller shall comply with all applicable Federal, State, and local laws, rules and regulations issued pursuant thereto, all of which shall be deemed to be incorporated by reference and shall indemnify Buyer against any loss, liability or damage by Seller's violation thereof [illegible].

18. FAIR LABOR STANDARDS ACT: By execution of this purchase order, Seller certifies that these goods were produced in compliance with all applicable requirements of Sections 6, 7 and 12 of the Fair Labor Standards Act of 1938, as amended, and of regulations and orders of the Administrator of the Wage and Hour Division issued under Section 14 thereof.

19. EXAMINATION OF RECORDS:

(a) Unless this order is a firm fixed price order not in excess of ten thousand ($10,000.00) dollars, Seller agrees that its books, records, documents and other evidence pertinent to the performance hereof shall, at all reasonable times in accordance with FAR subpart 4.7, be subject to an examination and audit by any authorized representative of the Government and/or Buyer. If this order is on other than a firm fixed price basis, the substance of this subparagraph, including this sentence, shall be included in Seller's subcontracts of any tier.

(b) Seller agrees that the Comptroller General of the United States or any of his duly authorized representatives shall, until expiration of three years after final payment of this order or the time periods specified in FAR Subpart 4.7 whichever expires earlier, have access to and the right to examine any directly pertinent books, documents, papers and records of Seller and its subcontractors of any tier involving transactions related to this order.

20. GOVERNMENT FURNISHED PROPERTY: If any Government property is furnished Seller in connection with or by reason of this order, title thereto shall remain in the Government and the Government shall have access thereto at all reasonable times. Seller shall return such property to the Government in the condition in which it was received (except for reasonable wear and tear and the extent that such property has been incorporated in articles delivered under this order or has been consumed in the normal performance of this order). Seller shall comply with provisions of the Manual for Control of Government Property in Possession of Contractors, FAR Part 45, which said part is hereby incorporated herein by reference.

21. USE OF TOOLING AND DATA FOR U.S. GOVERNMENT: Upon prior written notification to the Buyer, Seller is authorized under this order to use special tooling and data in the production of items similar to those called for by this order for direct sale to the United States Government [illegible] the General Terms and Conditions [illegible] the United States Government has authorized such use by Seller [illegible] with Seller, and (3) such use will not interfere with the Seller's timely performance of this or other orders from Buyer in effect at the time, and (4) in the actual production Seller prominently identifies each such item as being fabricated [illegible] sale to the United States Government.

22. SUBCONTRACT SURVEILLANCE: [illegible] representatives of ESSCO and/or its customer (with the concurrence of ESSCO), shall have access to the subcontractor's facilities in order to review progress, discuss problems and witness testing pertaining to the requirements of this subcontract. The subcontractor shall provide adequate information on subcontract performance in response to reasonable requests by ESSCO and/or its customer.

23. FAR/DFAR CLAUSES: This order is subject to all applicable Federal Acquisition Regulation Clauses and Defense Federal Acquisition Regulation Clauses as amended by Federal and Defense Acquisition Circulars along with any applicable supplements as of the date of this purchase order, if a government contract number is stated on the face of this order.

24. ANTI-KICKBACK PROCEDURES: The substance of FAR clause 52.203-7 is hereby incorporated by reference and is in full force and effect as if fully set forth herein.

25. DISPUTES:

(a) Any controversy or claim arising out of or relating to this purchase order or the breach thereof may be settled at Buyer's sole discretion either by [illegible] in a court of competent jurisdiction or by binding arbitration before a single arbitrator, in the state and under the laws of the state from which this purchase order is issued, in accordance with the commercial arbitration rules of the American Arbitration Association, and judgment upon the arbitrator's award may be entered in any court having jurisdiction thereof.

(b) Pending resolution or settlement of any dispute arising under this purchase order Seller will proceed diligently as directed by Buyer with the performance of this purchase order.

26. REMEDIES:

(a) The rights of both parties hereunder shall be in addition to their rights and remedies at law or in equity. Failure of Buyer to enforce any of its rights shall not constitute a waiver of such rights or of any other rights.

(b) In no event shall Seller be entitled to anticipatory profits or to special (including multiple or punitive), incidental or consequential damages.

27. TAXES: Seller agrees to pay all local, state, and federal excise, sales, and use taxes where applicable unless otherwise agreed in writing.

28. INDEMNITY AGAINST CLAIMS:

(a) Seller shall defend, indemnify and hold harmless Buyer and Buyer's directors, officers, employees, and agents from any liability, claim of liability, expense, cause of action, loss or damage whatsoever (including attorney's fees) arising out of or in any way connected with Seller's performance or failure to perform this purchase order or acts of Seller's agents, employees, or subcontractors. Seller shall be responsible for the actions of Seller's agents [illegible] through or under Seller in connection with the performance of this purchase order. Seller shall also maintain such Public Liability, Property Damage, Employer's Liability, and Compensation Insurance and Motor Vehicle Liability (including Bodily Injury and Property Damage) Insurance as are specified in this purchase order or if none are specified, such limits as will protect Seller for its subcontractors and Buyer from said risks and from any claims under any applicable Workers' Compensation, Occupational Disease and Occupational Safety and Health laws including the Occupational Safety and Health Act.

(b) Seller shall, without limitation [illegible], indemnify and save Buyer harmless from all claims which may be asserted against property, [illegible] including claims for injury to persons or property arising out of or related to such property [illegible] Seller's negligence.

29. EQUAL EMPLOYMENT OPPORTUNITY: The Equal Employment Opportunity Clause in Section 202 of the Executive Order 11246, as amended, relative to equal employment opportunity, and the implementing rules and regulations of the Office of Federal Contract Compliance are incorporated herein by specific reference.

30. Y2K COMPLIANCE: If the SELLER's system has potential in delivering hardware, firmware, [illegible] or part of a computer database, complete software, [illegible] as set forth in [illegible] then the SELLER [illegible] related data in a fault free manner, including, but not limited to accurately [illegible] calculating, [illegible], recording, [illegible] sequencing [illegible] compliance shall include the manipulation of data and [illegible] to the user. If the SELLER under this contract is providing a system which includes [illegible] [illegible] the SELLER [illegible] shall exchange data and date related data in a [illegible] system that [illegible] in [illegible] or combination thereof [illegible] delivered under this contract.

Should [illegible] fail to meet the requirements set out in the foregoing paragraph the SELLER agrees to [illegible] within thirty (30) days of [illegible] at no cost to the BUYER. The parties agree that [illegible] shall [illegible] termination of [illegible] and the BUYER may seek such additional remedies as may be available by law or equity.